DHI Group's Third Quarter Total Revenue Increases 25% Year-Over-Year
as Bookings Increase 19% Year-Over-Year

Company Raises Full Year Revenue Guidance

CENTENNIAL, Colorado, November 2, 2022 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”) today announced financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Financial Highlights(1)

▪Total revenue was $38.5 million, up 25% year over year.
▪Total bookings were $36.5 million, up 19% year over year.
▪Net loss was $0.9 million, or $0.02 per diluted share, a negative net income margin of 2%, compared to a net loss of $2.4 million, or $0.05 per diluted share, and a negative net income margin of 8%, in the year-ago quarter. Adjusted Diluted Earnings Per Share for the quarter was $0.02 versus a loss of $0.01 in the year-ago quarter.
▪Adjusted EBITDA was $8.1 million, an Adjusted EBITDA Margin of 21%, compared to $6.4 million and 21% in the year-ago quarter.
▪Cash flow from operations was $9.2 million.
▪Cash was $3.8 million and total debt was $30 million at quarter end.

Commenting on the quarter, Art Zeile, President and CEO of DHI Group, Inc., said:

"We delivered another quarter of strong revenue and bookings growth as more employers are using our subscription-based offering to find, attract, engage and hire the highest quality tech professionals. Dice bookings continued to grow, increasing 17% year over year, while revenue grew 23% year over year. Dice revenue renewal and retention rates remained strong at 98% and 110%. Similarly, ClearanceJobs performed extremely well in the third quarter with bookings growth of 23% and revenue growth of 32%, and revenue renewal and retention rates of 97% and 110%.

Tech job postings are about two times the number of tech workers looking for employment, even in the current macro environment. With this significant supply-demand gap, employers need access to our growing community of 6 million plus tech candidates and our sophisticated tool set to find, attract, engage and hire the highest quality tech professionals. We believe the total addressable market for our subscription-based offering is over $1 billion annually and that we are just scratching the surface as the growing demand for technologists continues to be strong."

Financial Guidance

"Based on our continued strong bookings growth across both Dice and CJ, we are raising our guidance for the full year 2022 of total revenue in the range of $148.5 million to $149.5 million, representing growth of between 24% and 25% year over year," commented Kevin Bostick, CFO of DHI Group, Inc. "Accordingly, we expect fourth quarter total revenue to be in the range of $38.5 million to $39.5 million, representing growth of between 14% and 17% year over year. We expect net income margins to be nominal for the fourth quarter and full year 2022. We will continue to operate the business to Adjusted EBITDA margins at or near 20% in the fourth quarter as we continue to balance our strong financial performance with increased sales and marketing investment to drive continued double-digit revenue growth. As we look ahead to 2023, we continue to anticipate revenue growth for the full year approaching 20%."

(1) See definition of bookings and see "Notes Regarding the Use of Non-GAAP Financial Measures" related to Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Diluted Earnings Per Share later in this press release.

Conference Call Information

Art Zeile, President and Chief Executive Officer, and Kevin Bostick, Chief Financial Officer, will host a conference call today, November 2, 2022, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and recent developments.

The call can be accessed by dialing 844-890-1790 (in the U.S.) or 412-380-7407 (outside the U.S.). Please ask to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com, and available for replay after the call ends.

About DHI Group, Inc.

DHI Group, Inc (NYSE: DHX) is a provider of AI-powered career marketplaces that focus on technology roles. DHI’s two brands, Dice and ClearanceJobs, enable recruiters and hiring managers to efficiently search for and connect with highly skilled technologists based on the skills requested. The Company’s patented algorithm manages over 100,000 unique technology skills. Additionally, our marketplaces allow technology professionals to find their ideal next career opportunity, with relevant advice and personalized insights. Learn more at www.dhigroupinc.com.

Investor Contact
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
VP of Engagement
212-448-8288
media@dhigroupinc.com

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or alternatives to, measures in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Diluted Earnings Per Share provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The non-GAAP measures apply to consolidated results or other measures as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Adjusted Diluted Earnings Per Share

Adjusted Diluted Earnings Per Share is a non-GAAP performance measure that is useful to investors and management in understanding our ongoing operations and in the analysis of operating trends. Adjusted Diluted Earnings Per Share is computed as diluted earnings per share plus or minus the impacts of certain non-cash and other items, including non-cash impairments, costs related to reorganizing the Company, including severance and related costs, gains or losses from the sale of businesses, discontinued operations, or investments, and discrete tax items.

Adjusted Diluted Earnings Per Share is not a measurement of our financial performance under GAAP and should not be considered as an alternative to diluted earnings per share, net income, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures used by management to measure operating performance. Management uses Adjusted EBITDA and Adjusted EBITDA Margin as performance measures for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses these measures to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock-based compensation, losses resulting from certain dispositions outside the ordinary course of business including prior negative operating results of those divested businesses, certain write-offs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, losses from equity method investments, transaction costs in connection with the credit agreement, deferred revenues written off in connection with acquisition purchase accounting adjustments, write-off of non-cash stock-based compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, and losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, including income from equity method investments, interest income, business interruption insurance proceeds, and any income or gain resulting from certain dispositions outside the ordinary course of business, including prior positive operating results of those divested businesses, and gains related to legal claims that are unusual in nature or infrequent.

Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Revenues.
We also consider Adjusted EBITDA and Adjusted EBITDA Margin, as defined, to be important indicators to investors because they provide information related to our ability to provide cash flows to meet future debt service, capital expenditures, working capital requirements, and to fund future growth. We present Adjusted EBITDA and Adjusted EBITDA Margin as supplemental performance measures because we believe that these measures provide our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We understand that although Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our liquidity or results as reported under GAAP. Some limitations are:

•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect any cash requirements for such replacements; and
•Other companies in our industry may calculate Adjusted EBITDA and Adjusted EBITDA Margin differently than we do, limiting their usefulness as comparative measures.
To compensate for these limitations, management evaluates our liquidity by considering the economic effect of excluded expense items independently, as well as in connection with its analysis of cash flows from operations and through the use of other financial measures, such as capital expenditure budget variances, investment spending levels and return on capital analysis.
Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, net income, net income margin, operating income, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability or liquidity.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future results of operations. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the potential impact of COVID-19 on our operations and financial results, uncertainty in respect to the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenues	$38,527	$30,758	$109,918	$86,155

Operating expenses:
Cost of revenues	4,561	3,791	12,841	11,086
Product development	4,680	4,056	12,982	11,168
Sales and marketing	14,992	11,292	43,207	31,214
General and administrative	8,668	7,556	25,543	20,649
Depreciation	4,408	4,359	12,594	12,030
Impairment of right-of-use asset	—	1,919	—	1,919
Total operating expenses	37,309	32,973	107,167	88,066
Operating income	1,218	(2,215)	2,751	(1,911)
Income from equity method investment	591	—	1,107	—
Gain (loss) on investments	—	(641)	320	1,198
Impairment of investment	(2,300)	—	(2,300)	—
Interest expense and other	(447)	(150)	(990)	(432)
Income (loss) before income taxes	(938)	(3,006)	888	(1,145)
Income tax benefit	(12)	(572)	(937)	(511)
Income (loss) from continuing operations	(926)	(2,434)	1,825	(634)
Loss from discontinued operations, net of tax	—	—	—	(29,340)
Net income (loss)	$(926)	$(2,434)	$1,825	$(29,974)

Basic earnings (loss) per share - continuing operations	$(0.02)	$(0.05)	$0.04	$(0.01)
Diluted earnings (loss) per share - continuing operations	$(0.02)	$(0.05)	$0.04	$(0.01)

Basic loss per share - discontinued operations	$—	$—	$—	$(0.63)
Diluted loss per share - discontinued operations	$—	$—	$—	$(0.63)

Basic earnings (loss) per share	$(0.02)	$(0.05)	$0.04	$(0.64)
Diluted earnings (loss) per share	$(0.02)	$(0.05)	$0.04	$(0.64)

Weighted-average basic shares outstanding	44,190	45,807	44,503	46,740
Weighted-average diluted shares outstanding	44,190	45,807	46,711	46,740

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from (used in) operating activities:
Net income (loss)	$(926)	$(2,434)	$1,825	$(29,974)
Adjustments to reconcile net income (loss) to net cash flows from (used in) operating activities:
Depreciation	4,408	4,359	12,594	12,804
Deferred income taxes	(590)	241	(3,682)	(710)
Amortization of deferred financing costs	37	36	110	110
Stock-based compensation	2,497	2,154	7,188	6,214
Income from equity method investment	(591)	—	(1,107)	—
Impairment of right-of-use asset	—	1,919	—	1,919
Loss (gain) on investments	—	641	(320)	(1,198)
Change in accrual for unrecognized tax benefits	14	(28)	208	54
Impairment of investment	2,300	—	2,300	—
Loss on disposition of discontinued operations	—	—	—	30,203
Changes in operating assets and liabilities:
Accounts receivable	(519)	(1,540)	(476)	2,016
Prepaid expenses and other assets	1,642	(787)	(547)	(1,160)
Capitalized contract costs	557	(334)	410	(888)
Accounts payable and accrued expenses	2,694	3,124	3,807	(1,383)
Income taxes receivable/payable	(241)	(1,171)	735	442
Deferred revenue	(1,892)	214	6,106	7,332
Other, net	(152)	(69)	(465)	(158)
Net cash flows from operating activities	9,238	6,325	28,686	25,623
Cash flows from (used in) investing activities:
Cash transferred with discontinued operations	—	—	—	(2,951)
Cash paid for investment	—	(3,000)	—	(3,000)
Cash received from sale of investment	—	1,198	320	1,198
Purchases of fixed assets	(4,863)	(3,885)	(13,393)	(10,707)
Net cash flows used in investing activities	(4,863)	(5,687)	(13,073)	(15,460)
Cash flows from (used in) financing activities:
Payments on long-term debt	—	—	(8,000)	(9,000)
Proceeds from long-term debt	—	2,000	15,000	7,000
Financing costs paid	—	—	(515)	—
Payments under stock repurchase plan	(3,763)	(6,755)	(14,963)	(10,199)
Purchase of treasury stock related to vested restricted and performance stock units	(379)	(302)	(4,951)	(2,128)
Proceeds from issuance of common stock through ESPP	—	—	124	—
Net cash flows used in financing activities	(4,142)	(5,057)	(13,305)	(14,327)
Effect of exchange rate changes	—	—	—	10
Net change in cash and cash equivalents for the period	233	(4,419)	2,308	(4,154)
Cash and cash equivalents, beginning of period	3,615	7,905	1,540	7,640
Cash and cash equivalents, end of period	$3,848	$3,486	$3,848	$3,486

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	September 30, 2022	December 31, 2021
Current assets
Cash and cash equivalents	$3,848	$1,540
Accounts receivable, net	18,861	18,385
Income taxes receivable	—	354
Prepaid and other current assets	3,879	4,177
Total current assets	26,588	24,456
Fixed assets, net	21,365	20,581
Capitalized contract costs	8,722	9,131
Operating lease right-of-use assets	5,512	6,888
Investments	5,325	3,769
Investments, at fair value	—	3,000
Acquired intangible assets	23,800	23,800
Goodwill	128,100	128,100
Other assets	3,374	1,853
Total assets	$222,786	$221,578

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$19,650	$15,859
Deferred revenue	51,455	45,217
Income taxes payable	381	—
Operating lease liabilities	2,324	2,388
Total current liabilities	73,810	63,464
Deferred revenue	797	929
Operating lease liabilities	5,267	6,982
Long-term debt, net	30,000	22,730
Deferred income taxes	5,633	9,315
Accrual for unrecognized tax benefits	993	785
Other long-term liabilities	952	1,011
Total liabilities	117,452	105,216
Total stockholders’ equity	105,334	116,362
Total liabilities and stockholders’ equity	$222,786	$221,578

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three and nine month periods ended September 30, 2022 and 2021 and balance sheets as of September 30, 2022 and December 31, 2021 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Revenue
	Q3 2022	Q3 2021	$ Change	% Change
Dice[1]	$27,342	$22,272	$5,070	23%
ClearanceJobs	11,185	8,486	2,699	32%
Total Revenues	$38,527	$30,758	$7,769	25%

Net loss[2]	$(926)	$(2,434)
Net loss margin	(2)%	(8)%
Diluted loss per share	$(0.02)	$(0.05)
Adjusted diluted earnings (loss) per share[3]	$0.02	$(0.01)
Adjusted EBITDA[3]	$8,119	$6,360
Adjusted EBITDA margin[3]	21%	21%

	Revenue
	YTD 2022	YTD 2021	$ Change	% Change
Dice	$78,799	$61,906	$16,893	27%
ClearanceJobs	31,119	24,249	6,870	28%
Total Revenues	$109,918	$86,155	$23,763	28%

Income (loss) from continuing operations[4]	$1,825	$(634)
Loss from discontinued operations, net of tax	$—	$(29,340)
Net income (loss)	$1,825	$(29,974)
Net income (loss) Margin	2%	(35)%
Diluted income (loss) per share - continuing operations	$0.04	$(0.01)
Diluted earnings (loss) per share - discontinued operations	$—	$(0.63)
Diluted income (loss) per share	$0.04	$(0.64)
Adjusted diluted earnings per share[3]	$0.04	$0.01
Adjusted EBITDA[3]	$22,852	$19,085
Adjusted EBITDA Margin[3]	21%	22%

(1) Includes Dice and Career Events
(2) For the three months ended September 30, 2022, the Company recorded an investment impairment, severance and related costs and gain on investments, net of tax, and discrete tax items that negatively impacted net income by $1.8 million. For the three months ended September 30, 2021, the Company recorded an ROU asset impairment, a loss on an investment and severance and related costs, all net of tax, and discrete tax items that negatively impacted net income by $2.2 million.
(3) See "Notes Regarding the Use of Non-GAAP Financial Measures" elsewhere in this press release.
(4) For the nine months ended September 30, 2022, the Company recorded an investment impairment, severance and related costs and gain on investments, net of tax, and discrete tax items that positively impacted income from continuing operations by $0.1 million. For the nine months ended September 30, 2021, the Company recorded an ROY asset impairment, severance and related costs and a gain on an investment, all net of tax, and discrete tax items that negatively impacted income from continuing operations by $1.3 million.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands, except per share and customer data)

	Bookings[1]
	Q3 2022	Q3 2021	$ Change	% Change
Dice	$24,982	$21,404	$3,578	17%
ClearanceJobs	11,517	9,375	2,142	23%
Total Bookings	$36,499	$30,779	$5,720	19%

	YTD 2022	YTD 2021	$ Change	% Change
Dice	$87,446	$69,544	$17,902	26%
ClearanceJobs	35,058	27,616	7,442	27%
Total Bookings	$122,504	$97,160	$25,344	26%

(1) Bookings represent the value of all contractually committed services in which the contract start date is during the period and will be recognized as revenue within 12 months of the contract start date. For contracts that extend beyond 12 months, the value of those contracts beyond 12 months is recognized as bookings on each annual anniversary of each contract start date valued as the amount of revenue that will be recognized within 12 months of the respective anniversary date.

	Average Annual Revenue per Recruitment Package Customer[1]
	Q3 2022	Q3 2021	$ Change	% Change
Dice	$14,868	$13,656	$1,212	9%
ClearanceJobs	$19,308	$17,052	$2,256	13%

	YTD 2022	YTD 2021	$ Change	% Change
Dice	$14,436	$13,560	$876	6%
ClearanceJobs	$18,816	$16,752	$2,064	12%

(1) Calculated by dividing recruitment package customer revenue by the daily average count of recruitment package customers during each month, adjusted to reflect a 30-day month. The simple average of each month is used to derive the amount for each period and then annualized to reflect 12 months.

	Renewal Rates
Renewal Rate on Revenue:	Q3 2022	Q3 2021	YTD 2022	YTD 2021
Dice	98%	92%	101%	86%
ClearanceJobs	97%	94%	101%	93%

Renewal Rate on Count:
Dice	84%	83%	85%	77%
ClearanceJobs	84%	87%	85%	84%

	Retention Rates[1]
	Q3 2022	Q3 2021	YTD 2022	YTD 2021
Dice	110%	103%	112%	103%
ClearanceJobs	110%	106%	113%	106%
(1) For customers that renewed their annual recruitment packages during the period, the retention rate represents the total contract value renewed, relative to the previous total contract value.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands, except per share and customer data)

	Recruitment Package Customers
	September 30, 2022	September 30, 2021	Change	% Change
Dice	6,409	5,770	639	11%
ClearanceJobs	2,030	1,816	214	12%

	Deferred Revenue and Backlog[1]
	September 30, 2022	December 31, 2021	$ Change	% Change
Deferred Revenue	$52,252	$46,146	$6,106	13%
Contractual commitments not invoiced	50,610	46,497	4,113	9%
Backlog	$102,862	$92,643	$10,219	11%

(1) Backlog consists of deferred revenue plus customer contractual commitments not invoiced representing the value of future services to be rendered under committed contracts.

	Adjusted Diluted Earnings per Share
	Q3 2022	Q3 2021	YTD 2022	YTD 2021
Reconciliation of Diluted Earnings (Loss) per Share to Adjusted Diluted Earnings per Share:
Diluted earnings (loss) per share	$(0.02)	$(0.05)	$0.04	$(0.64)
Impairment of investment and ROU asset, net of tax	0.05	0.03	0.05	0.03
Severance and related costs, net of tax	—	—	0.01	0.02
Loss (gain) on investments	(0.01)	0.01	(0.02)	(0.02)
Discrete tax items	—	—	(0.03)	(0.01)
Loss from discontinued operations, net of tax	—	—	—	0.60
Other[1]	—	—	(0.01)	0.03
Adjusted diluted earnings per share	$0.02	$(0.01)	$0.04	$0.01

Weighted average shares- diluted earnings per share	44,190	45,807	44,503	46,740
Weighted average shares - adjusted diluted earnings per share	46,273	45,807	46,711	48,743

(1) Adjusts, as applicable, for the share impact of common stock equivalents, where dilutive.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands, except per share and customer data)

	Adjusted EBITDA Reconciliations
	Q3 2022	Q3 2021	YTD 2022	YTD 2021
Reconciliation of Net Income (loss) to Adjusted EBITDA:
Net income (loss)	$(926)	$(2,434)	$1,825	$(29,974)
Interest expense	447	144	990	517
Income tax benefit	(12)	(572)	(937)	(511)
Depreciation	4,408	4,359	12,594	12,030
Non-cash stock-based compensation	2,497	2,154	7,188	5,592
Income from equity method investment	(591)	—	(1,107)	—
Impairment of right-of-use-asset	—	1,919	—	1,919
Loss (gain) on investments	—	641	(320)	(1,198)
Impairment of investment	2,300	—	2,300	—
Severance and related costs	(4)	145	319	1,456
Loss on discontinued operations, net of tax	—	—	—	29,340
Other	—	4	—	(86)
Adjusted EBITDA	$8,119	$6,360	$22,852	$19,085

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$9,238	$6,325	$28,686	$25,623
Interest expense	447	144	990	517
Amortization of deferred financing costs	(37)	(36)	(110)	(110)
Income tax benefit	(12)	(572)	(937)	(511)
Deferred income taxes	590	(241)	3,682	710
Change in accrual for unrecognized tax benefits	(14)	28	(208)	(54)
Change in accounts receivable	519	1,540	476	(2,016)
Change in deferred revenue	1,892	(214)	(6,106)	(7,332)
Discontinued operations results	—	—	—	(3,593)
Severance and related costs	(4)	145	319	1,456
Changes in working capital and other	(4,500)	(759)	(3,940)	4,395
Adjusted EBITDA	$8,119	$6,360	$22,852	$19,085